SCHEDULE 14C INFORMATION

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SUNAMERICA SERIES TRUST

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SUNAMERICA SERIES TRUST

SA PIMCO Global Bond Opportunities Portfolio

(formerly, SA Goldman Sachs Global Bond Portfolio)

P.O. Box 15570

Amarillo, Texas 79105-5570

(800) 445-7862

June 27, 2024

Dear Participant:

You are receiving the enclosed information statement (the “Information Statement”) because we wish to inform you of certain changes to the SA PIMCO Global Bond Opportunities Portfolio (formerly, the SA Goldman Sachs Global Bond Portfolio) (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”).

At a meeting held on December 6, 2023 (the “Meeting”), the Board of Trustees (the “Board”) of the Trust approved an investment subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment adviser, and Pacific Investment Management Company LLC (“PIMCO” or the “Subadviser”) (the “Subadvisory Agreement”) with respect to the Portfolio. PIMCO replaced Goldman Sachs Asset Management International as the subadviser to the Portfolio. The Subadvisory Agreement became effective on April 29, 2024 (the “Effective Date”).

In connection with the appointment of PIMCO, the Board approved a change in the Portfolio’s name to the “SA PIMCO Global Bond Opportunities Portfolio,” along with changes to the Portfolio’s investment goal, principal investment strategies and techniques and principal investment risks. In addition, the Board approved a new Advisory Fee Waiver Agreement between SunAmerica and the Trust, on behalf of the Portfolio. These changes also became effective on the Effective Date. For more information about the Portfolio’s investment goal, principal investment strategies and techniques and principal investment risks, please refer to the Portfolio’s prospectus dated May 1, 2024.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Portfolio, the Subadvisory Agreement and PIMCO.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please call the Annuity Service Center at (800) 445-7862 between the hours of 8:00 a.m. Pacific Time and 5 p.m. Pacific Time. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ Gregory Kingston
Gregory R. Kingston
Treasurer and Principal Financial and Accounting Officer
SunAmerica Series Trust

SUNAMERICA SERIES TRUST

SA PIMCO Global Bond Opportunities Portfolio

(formerly, SA Goldman Sachs Global Bond Portfolio)

P.O. Box 15570

Amarillo, Texas 79105-5570

(800) 445-7862

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT

FOR THE SA PIMCO GLOBAL BOND OPPORTUNITIES PORTFOLIO

You have received this Information Statement (the “Information Statement”) because on April 29, 2024, you were invested in the SA PIMCO Global Bond Opportunities Portfolio (the “Portfolio) through a variable annuity or variable life insurance policy. You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees (the “Board” or the “Trustees”) of SunAmerica Series Trust (the “Trust”) to appoint Pacific Investment Management Company LLC (“PIMCO” or the “Subadviser”) as the subadviser to the Portfolio.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on December 6, 2023 (the “Meeting”), the Board, including all of the Trustees who are not “interested persons” of the Trust, SunAmerica Asset Management, LLC (“SunAmerica”) or PIMCO, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved the appointment of PIMCO as the subadviser to the Portfolio, pursuant to a subadvisory agreement between SunAmerica, the Portfolio’s investment adviser, and PIMCO (the “Subadvisory Agreement”) with respect to the Portfolio. PIMCO replaced Goldman Sachs Asset Management International (“Goldman”) as the subadviser to the Portfolio. In connection with the appointment of PIMCO, the Board also approved a change in the Portfolio’s name to the “SA PIMCO Global Bond Opportunities Portfolio,” and certain corresponding changes to the Portfolio’s investment goal, principal investment strategies and techniques and principal investment risks. In addition, the Board approved a new Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between SunAmerica and the Trust with respect to the Portfolio. These changes and the Subadvisory Agreement and Fee Waiver Agreement became effective on April 29, 2024 (the “Effective Date”).

SunAmerica and the Trust have received an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval. The Exemptive Order requires that within 60 days of entering into a new subadvisory agreement, the Trust furnish a fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Exemptive Order. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted at CorebridgeFinancial.com/InformationStatements on or about June 27, 2024.

The Trust and the Adviser

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1,

1999, as amended from time to time, with the approval of the Board, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Board, including a majority of the Independent Trustees, at a meeting held on October 12, 2023.

SunAmerica is a limited liability company organized under the laws of Delaware. SunAmerica is an indirect, wholly owned subsidiary of Corebridge Financial, Inc. (“Corebridge”). American International Group, Inc.’s (“AIG”) share ownership of Corebridge, the publicly-traded parent company of SunAmerica, and the rights granted to AIG by Corebridge as part of a separation agreement between AIG and Corebridge, provide AIG with control over Corebridge’s corporate business activities. SunAmerica is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. As investment adviser, SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other considerations.

The subadvisers to the Trust’s portfolios, including PIMCO, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

There were no changes to the Advisory Agreement or to SunAmerica’s advisory fees in connection with the approval of the Subadvisory Agreement. However, SunAmerica has contractually agreed to waive a portion of its advisory fee so that the fee payable by the Portfolio is equal to 0.73% on the first $50 million, 0.63% on the next $100 million, 0.58% on the next $100 million, 0.53% over $250 million pursuant to the Fee Waiver Agreement. For its services under the new Subadvisory Agreement, PIMCO receives a fee, payable monthly by SunAmerica, in an amount that is calculated as an annual percentage of the portion of the Portfolio’s average daily net assets managed by PIMCO.

Had the changes described above (the “New Arrangements”) been implemented at the beginning of the fiscal year ended January 31, 2024, the subadvisory fees paid by SunAmerica would have decreased and the gross advisory fees retained by SunAmerica with respect to the Portfolio would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended January 31, 2024, compared to what they would have been had the New Arrangements been in place for the entire fiscal year ended January 31, 2024.

	Year Ended January 31, 2024 Actual		Year Ended January 31, 2024 New Arrangements		Difference

	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)
Gross Advisory Fees	$1,898,742	0.63%	$1,898,742	0.63%	$0	0%	0%
Aggregate Subadvisory Fees Paid	$849,543	0.28%	$736,985	0.24%	$112,558	0.04%	(0.04)%
Advisory Fees Retained (Gross)	$1,049,199	0.35%	$1,161,757	0.39%	$112,558	0.04%	0.04%

Advisory Fees Waived/Expenses Reimbursed	$0	0%	$59,954	0.02%	$59,954	0.02%	0.02%
Advisory Fees Retained (Net)	$1,049,199	0.35%	$1,101,803	0.37%	$52,604	0.02%	0.02%

The subadvisory fees paid to PIMCO and advisory fees retained by SunAmerica are hypothetical and designed to help you understand the potential effects of the new Subadvisory Agreement. The actual fees paid to SunAmerica and the actual advisory fees retained by SunAmerica may be different due to fluctuating asset levels and a variety of other factors.

The subadvisers to the Trust’s portfolios, including PIMCO, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

In connection with the appointment of PIMCO, and as set forth in the Portfolio’s prospectus dated May 1, 2024, the Portfolio’s investment goal, principal investment strategies and principal investment risks were revised to reflect PIMCO’s investment process. The Portfolio’s new investment goal is to seek maximum total return consistent with preservation of capital. The Portfolio attempts to achieve its investment goal by investing, under normal circumstances, at least 80% of its net assets in Fixed Income Instruments and related forwards or derivatives such as options, futures contracts or swap agreements, with similar economic and risk characteristics. “Fixed Income Instruments” include: securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”); corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued both by governments and corporations; structured notes, including hybrid or “indexed” securities and event-linked bonds; bank capital and trust preferred securities; loan participations and assignments; delayed funding loans and revolving credit facilities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments; debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises; obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; obligations of international agencies or supranational entities; and derivatives on Fixed Income Instruments.

The Portfolio invests primarily in investment grade debt securities, but may invest up to 20% of its total assets in high yield securities (“junk bonds”). The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

The Portfolio will invest in securities that are economically tied to at least three countries (one of which may be the United States), which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. The Portfolio normally invests at least 25% of its net assets in instruments that are economically tied to foreign (non-U.S.) countries. Securities may be denominated in major foreign currencies or the U.S. dollar. The Portfolio will normally hedge its foreign currency exposure (from non-U.S. dollar denominated securities or currencies) but may tactically seek foreign currency exposure up to 20% of its total assets.

The average portfolio duration normally varies between two and eight years. Duration is a measure of interest rate risk that indicates how price-sensitive a bond is to changes in interest rates. For example, a bond with a duration of three years will decrease in value by approximately 3% if interest rates increase by 1%. The Portfolio may also invest up to 10% of its total assets in preferred securities. The subadviser may engage in frequent and active trading of portfolio securities.

The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified portfolio. The Portfolio, from time to time, may have significant investments in one or more countries or in particular sectors.

Additionally, the Portfolio’s principal risks were revised to include Junk Bonds Risk, Derivatives Risk, Hedging Risk, Leveraging Risk, Short Sales Risk, When-Issued and Delayed Delivery Transactions Risk and Preferred Stock Risk and to delete U.S. Government Obligations Risk and Inverse Floaters Risk. The Portfolio’s benchmark changed from the J.P. Morgan Global Government Bond Index (un-hedged) to the Bloomberg Global Aggregate (USD-Hedged) Index.

The Subadvisory Agreement

Effective April 29, 2024, and pursuant to the Subadvisory Agreement, PIMCO assumed responsibility for the day-to-day management of the Portfolio. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of SunAmerica, PIMCO (i) manages the investment and reinvestment of the Portfolio’s assets; (ii) determines, in its discretion and subject to the oversight and review of SunAmerica, the securities and other investments or instruments to be purchased or sold; (iii) provides SunAmerica with records concerning its activities which SunAmerica or the Trust is required to maintain; and (iv) renders regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. PIMCO shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, as provided in writing to PIMCO from time to time, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations. The Subadvisory Agreement is attached as Exhibit A.

The Subadvisory Agreement is similar to the subadvisory agreement that was in effect between SunAmerica and Goldman on behalf of the Portfolio, except that the Subadvisory Agreement materially differs from the agreement that was in effect between SunAmerica and Goldman on behalf of the Portfolio, among other ways, in: (i) the name of the subadviser; (ii) the effective date of the agreement; (iii) an express provision in the Subadvisory Agreement noting that PIMCO will not file class action claim forms on behalf of the Portfolio; and (iv) the fee rate.

The Subadvisory Agreement, after initial approval with respect to the Portfolio, continues in effect for a period of two years from its effective date, in accordance with its terms, unless terminated, and may thereafter be renewed from year to year as to the Portfolio for so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act. The Subadvisory Agreement may be terminated at any time, without penalty, by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, voting separately from any other series of the Trust, or by SunAmerica, on not less than 30 nor more than 60 days’ written notice to PIMCO, or by PIMCO on 90 days’ written notice to SunAmerica and the Trust. Under the terms of the Subadvisory Agreement, the Subadviser is not liable to the Portfolio, or its shareholders, for any act or omission by it or for any losses sustained by the Portfolio or its shareholders, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties.

Under the Subadvisory Agreement, PIMCO is compensated by SunAmerica (and not the Portfolio) at an annual rate of the Portfolio’s daily net assets.

Information about PIMCO

PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of March 31, 2024, PIMCO managed $1,885,393 trillion in assets, including $1,507,484 trillion in third-party client assets. PIMCO’s address is 650 Newport Center Drive, Newport Beach, CA 92660.

The portfolio managers who are primarily responsible for daily management of the Portfolio are Sachin Gupta, Andrew Balls and Lorenzo Pagani. Mr. Gupta is Portfolio Manager, Managing Director and leader of the global desk and is located in Newport Beach. He joined PIMCO in 2003 and has over 27 years of investment experience. Mr. Balls is the CIO Global Fixed Income, Managing Director, Portfolio Manager, and oversees the firm’s European, Asia-Pacific, Emerging Markets and global specialist investment teams and is located in London. He joined PIMCO in 2006 and has over 25 years of investment and economics/financial markets experience. Dr. Pagani is Managing Director, Portfolio Manager and leads the European Rates Desk and is located in London. He joined PIMCO in 2004 and has over 21 years of investment experience.

The following chart lists PIMCO’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

Name	Principal Occupation
Daniel J. Ivascyn	Managing Director, Executive Committee, and Group Chief Investment Officer
Mark R. Kiesel	Managing Director, Chief Investment Officer (Global Credit)
Andrew T. Balls	Managing Director, Chief Investment Officer (Global)
Allianz Asset Management of America LLC	Member (Majority Shareholder of PIMCO)
Kimberley G. Korinke	Managing Director, Executive Committee
Emmanuel N. Roman	Managing Director, Executive Committee, and Chief Executive Officer
Craig A. Dawson	Managing Director, Executive Committee
Thibault C. Stracke	Managing Director, President, and Executive Committee
John J. Kirkowski	Managing Director, Chief Financial Officer
Peter G. Strelow	Managing Director, Co-Chief Operating Officer
Robin C. Shanahan	Managing Director, Co-Chief Operating Officer
Candice S. Whitten	Managing Director, Executive Committee
Gregory W. Hall	Managing Director, Executive Committee
Nadia Zakir	Managing Director, Global Head of Compliance, and Chief Compliance Officer
Qi Wang	Managing Director, Executive Committee, and Chief Investment Officer (Portfolio Implementation)
Jason R. Steiner	Managing Director, Executive Committee
Mangala Ananthanarayanan	Managing Director, Executive Committee
Marc P. Seidner	Managing Director, Chief Investment Officer (Non-Traditional Strategies)
Mohit Mittal	Managing Director Chief Investment Officer (Core Strategies)
Alfred T. Murata	Managing Director, Executive Committee
Alejandro E. Kersman	Managing Director, Executive Committee
Greg E. Sharenow	Managing Director, Executive Committee
Jing Yang	Managing Director, Executive Committee
Sung-Hee Suh	Managing Director, Global General Counsel

No Trustee of the Trust has, or has had, any material interest in, or a material interest in a material transaction with PIMCO or its affiliates since the beginning of the Portfolio’s most recent fiscal year. No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of PIMCO.

PIMCO provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to those of the Portfolio. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to those of the Portfolio, the nature of services provided by PIMCO may be different. As a subadviser, PIMCO may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for certain funds and/or accounts listed below. The name of each such fund or account, together with information concerning the fund’s assets, are set forth below.

Comparable Accounts/Funds	Assets as of May 31, 2024

Comparable Account 1	$1,124MM

Factors Considered by the Board of Trustees

At the Meeting, the Board, including the Independent Trustees, approved the Subadvisory Agreement with respect to the Portfolio. In connection with this approval, the Board also approved certain changes to the Portfolio’s investment objective, strategies and techniques, as well as a change of the Portfolio’s name to “SA PIMCO Global Bond Opportunities Portfolio.” The Board also approved a second subadvisory agreement between SunAmerica and PIMCO with respect to the Portfolio (together with the Subadvisory Agreement, the “Agreements”), which will take effect upon an anticipated future change of control of SunAmerica and ensure that management of the Portfolio continues uninterrupted.

In connection with the approval of the Agreements, the Board received materials related to certain factors used in its consideration of whether to approve the Agreements. Those factors included:

(1)	the requirements of the Portfolio in the areas of investment supervisory and administrative services;

(2)	the nature, extent and quality of the investment advisory and administrative services expected to be provided by PIMCO;

(3)	the size and structure of the subadvisory fees and any other material payments to PIMCO;

(4)	the organizational capability and financial condition of PIMCO and its affiliates;

(5)	the possibility that services of the type required by the Trust might be better obtained from other organizations; and

(6)	the fees to be paid by SunAmerica to PIMCO for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets and the investment company industry; (b) the profitability of and amounts retained by SunAmerica; and (c) information regarding PIMCO’s compliance and regulatory history. The Board also took into account extensive information from PIMCO regarding its services provided to the Trust, which materials the Board reviewed at its October 12, 2023 meeting in connection with its consideration of the renewal of the subadvisory agreements with respect to the various series of the Trust.

The Independent Trustees were separately represented by counsel that is independent of SunAmerica and PIMCO in connection with their consideration of approval of the Agreements. The matters discussed below were also considered separately by the Independent Trustees in executive session during which such independent counsel provided guidance to the Independent Trustees.

The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable (the “Subadvised Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board considered expenses and performance of the Subadviser with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio.

Nature, Extent and Quality of Services Provided by the Subadviser

The Board, including the Independent Trustees, considered the nature, quality and extent of services expected to be provided by PIMCO. In making its evaluation, the Board considered that SunAmerica acts as adviser for the Portfolio, manages the daily business affairs of the Trust, and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SunAmerica’s advisory fees compensate SunAmerica for services such as monitoring portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust and ensuring that a subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to the Subadviser, the Board noted that PIMCO would be responsible for providing investment management services on a day-to-day basis. In such role, PIMCO would (i) manage the investment and reinvestment of the Portfolio’s assets; (ii) determine the securities to be purchased or sold and execute such documents on behalf of the Portfolio as may be necessary in connection with its management thereof; (iii) provide SunAmerica with records concerning its activities; and (iv) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed PIMCO’s history, structure and size, and investment experience. The Board considered the personnel of PIMCO who would be involved in the investment management, administration, compliance and risk management activities with respect to the Portfolio, as well as current and projected staffing levels. The Board was informed that in management’s judgment, PIMCO has the size, viability and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background and responsibilities of the staff of PIMCO who would be responsible for providing investment management services to the Portfolio.

The Board also reviewed and considered PIMCO’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser or sub-subadviser, as applicable, to the Portfolio. The Board considered PIMCO’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on PIMCO’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality and extent of the services expected to be provided by PIMCO and that there was a reasonable basis on which to conclude that PIMCO would provide high quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance

The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against such fees of its Subadvised Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiates such fees at arm’s length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of subadvisory fees to be paid by SunAmerica and the amount of the management fees that it retained. The Board also noted that the subadvisory fee rates to be paid by SunAmerica to PIMCO under the Agreements are lower than those currently paid to Goldman for its subadvisory services to the Portfolio. The Board further considered that management had agreed to a contractual advisory fee waiver with respect to the Portfolio that would reduce the fees paid by the Portfolio to SunAmerica by two basis points at each breakpoint. The Board determined that these amounts were reasonable in light of the services performed by SunAmerica and PIMCO, respectively.

To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Broadridge Financial Solutions, Inc. (“Broadridge”), as well as information provided by management. The Board also considered advisory and subadvisory fees received by PIMCO with respect to other mutual funds and accounts with similar investment strategies to the Portfolio, as well as performance data from management and PIMCO with respect to any other mutual funds or other accounts advised or subadvised by PIMCO with similar investment objectives and/or strategies, as applicable.

The Subadvised Expense Group consists of the Portfolio and seven other global income funds underlying variable insurance products (“VIPs”), as classified by Broadridge. The Subadvised Expense Universe consists of the Portfolio and all other global income funds underlying VIPs with disclosed subadviser agreements, excluding outliers.

The performance information included information as of September 30, 2023, from management and PIMCO. On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar and Broadridge peer groups, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board.

The Board further considered that Goldman’s performance ranked in the fifth quintile in its Morningstar and Lipper peer groups over the one- and three-year periods ended September 30, 2023. The Board also considered the performance of the PIMCO Global Opportunities Fund (the “PIMCO Fund”) relative to the Bloomberg Global Aggregate Index (USD-Hedged). The Board noted that the PIMCO Fund had outperformed the benchmark for the one-, three- and five-year periods ended September 30, 2023, and for three of the previous five calendar years. In considering this comparative performance information, however, the Board also reviewed relevant distinctions and differences between the PIMCO Fund and the Portfolio and acknowledged that past performance is not necessarily indicative of future results.

The Trustees noted that the expense and performance information as a whole was useful in assessing whether PIMCO is proposing to provide services at a cost that is competitive with other similar funds.

Profitability, Economies of Scale and Other Benefits Derived

The Board noted that the subadvisory fees paid pursuant to the Agreements are paid by SunAmerica out of its advisory fees. The Board considered that the Agreements also contain breakpoints in the fee schedule; however, since SunAmerica, and not the Trust, is responsible for the payment of the fees pursuant to the Agreements, the Trust does not directly benefit from any reduction in those fee rates. The Trustees also relied on the ability of SunAmerica to negotiate the Agreements and the fees thereunder at arm’s length. The Board determined that the profitability to the Subadviser in connection with its relationship with the Portfolio is therefore not a material factor in its consideration of the Agreements.

The Board considered other potential indirect benefits to the Subadviser as a result of its relationship with the Portfolio, which could include research benefits obtained by trading the Portfolio’s assets, economies of scale, reputational benefits, and the potential for future mandates. For similar reasons as stated above with respect to the Subadviser’s profitability, the Board concluded that the potential for economies of scale and other indirect benefits to the Subadviser in its management of the Portfolio are not a material factor in its consideration at this time.

Terms of Agreements

The Board, including the Independent Trustees, reviewed the terms and conditions of the Agreements, including the duties and responsibilities undertaken by SunAmerica and PIMCO as discussed above. The Board also reviewed the differences in the terms of the Agreements as compared to the terms of the subadvisory agreement between SunAmerica and Goldman with respect to the Portfolio.

Conclusions

In reaching its decision to recommend the approval of the Agreements, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that PIMCO possesses the capability and resources to perform the duties required of it under the Agreements.

Further, based upon its review of the Agreements, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the Agreements are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Ownership of Shares

As of May 31, 2024, there were approximately 34,126,258 shares outstanding of the Portfolio. As of May 31, 2024, all shares of the Portfolio were owned directly by the separate accounts of American General Life Insurance Company (“AGL”), The United States Life Insurance Company of The City of New York (“USL”) and/or The Variable Annuity Life Insurance Company (“VALIC”) or affiliated mutual funds. The following shareholders directly owned 5% or more of the Portfolio’s outstanding shares as of such date:

Class	Owner	Shares	Percentage
Class 1	AGL Allocation Portfolios SA VCP Dynamic Allocation Portfolio SA VCP Dynamic Strategy Portfolio	1,641,143.85 788,904.08 2,546,618.38 2,399,326.81	22.12% 10.63% 34.33% 32.34%
Class 2	AGL	284,743.38	100%
Class 3	AGL USL	23,935,365.18 2,227,835.52	90.58% 8.43%

AGL is a stock life insurance company organized under the laws of the state of Texas and its address is 2727-A Allen Parkway, Houston, Texas 77019. USL is a stock life insurance company organized under the laws of the state of New York and its address is One World Financial Center, 200 Liberty Street, New York, New York 10281. The SA VCP Dynamic Allocation Portfolio and SA VCP Dynamic Strategy Portfolio are each a series of the Trust and their address is 21650 Oxnard Street, 10th Floor, Woodland Hills, CA 91367. The Allocation Portfolios, each a series of the Trust, consist of SA Global Index Allocation 60/40 Portfolio, SA Global Index Allocation 75/25 Portfolio, SA Global Index Allocation 90/10 Portfolio, SA Index Allocation 60/40 Portfolio, SA Index Allocation 80/20 Portfolio, SA Index Allocation 90/10 Portfolio and SA VCP Index Allocation Portfolio and their address is 21650 Oxnard Street, 10th Floor, Woodland Hills, CA 91367.

Shareholders that own of record or beneficially more than 25% of the Portfolio’s outstanding shares may be considered a controlling person. As of May 31, 2024, to the knowledge of the Trust, no other person beneficially or of record owned 5% or more of any class of the Portfolio’s outstanding shares.

The Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the shares of the Portfolio as of May 31, 2024.

Brokerage Commissions

For the fiscal year ended January 31, 2024, the Portfolio did not pay any commissions to affiliated broker-dealers.

Other Service Providers

For the fiscal year ended January 31, 2024, the Portfolio paid an aggregate amount of $592,374 in account maintenance and service fees to AGL, USL and VALIC, each of which are affiliates of SunAmerica. In addition, the Portfolio paid $2,317 to VALIC Retirement Services Company (“VRSCO”) for transfer agency services during the period. VRSCO is also an affiliate of SunAmerica and is located at 2929 Allen Parkway, Houston, Texas 77019. Corebridge Capital Services, Inc. (“CCS”) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. CCS is located at 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. SunAmerica, AGL, USL, VALIC, VRSCO and CCS are each indirect, wholly-owned subsidiaries of Corebridge.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Portfolio are available without charge and may be obtained by writing to the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of SunAmerica Series Trust, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

By Order of the Board of Trustees,

/s/ Gregory Kingston
Gregory R. Kingston Treasurer and Principal Financial and Accounting Officer SunAmerica Series Trust

Dated: June 27, 2024

EXHIBIT A

AMENDMENT NO. 3

TO THE

SUBADVISORY AGREEMENT

This AMENDMENT NO. 3 TO THE SUBADVISORY AGREEMENT (the “Amendment”) is dated as of April 29, 2024 by and between SUNAMERICA ASSET MANAGEMENT, LLC (formerly, SunAmerica Asset Management Corp.), a Delaware limited liability company (the “Adviser”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated May 1, 2008, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;

WHEREAS, the Board of Trustees of the Trust, including a majority of trustees who are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), has approved this Amendment with respect to the SA PIMCO Global Bond Opportunities Portfolio (formerly, SA Goldman Sachs Global Bond Portfolio) (the “New Portfolio”);

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.  The Adviser hereby retains the Subadviser to provide investment management services with respect to the New Portfolio, and the Subadviser hereby accepts the retention and agrees to provide such investment management services. The Adviser and the Subadviser hereby agree to be bound by the terms and conditions of the Subadvisory Agreement in all aspects with respect to the New Portfolio. The parties acknowledge that each of its representations and warranties contained in the Subadvisory Agreement are true and correct as of the date hereof.

2.  Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the New Portfolio. The Subadviser shall manage the New Portfolio’s assets and shall be compensated as noted in Schedule A. Such amended Schedule A is attached hereto and shall supersede any previously agreed to Schedule A.

3.  Section 21 is hereby deleted in its entirety and restated as follows:

21. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by electronic mail or United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-720-1376

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Attention: General Counsel

Email: IMANotices@pimco.com

Cc: Tom Nguyen, Senior Vice President, Account Manager

Email: tom.nguyen@pimco.com

Adviser:

SunAmerica Asset Management, LLC

30 Hudson Street, 16th Floor

Jersey City, NJ 07302

Attn: General Counsel

Email: SAAMCoLegal@corebridgefinancial.com

4.  Term. The Subadvisory Agreement shall become effective as to the New Portfolio on the date set forth on Schedule A and shall continue in effect for two years from its effective date unless sooner terminated in accordance with the terms of the Subadvisory Agreement.

5.  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.  Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

7.  Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ John Genoy

Name:	John Genoy
Title:	President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Robert O. Young

Name:	Robert O. Young
Title:	Managing Director

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SCHEDULE A

Effective April 29, 2024

Portfolios(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the portfolio)

SA PIMCO VCP Tactical Balanced Portfolio	[Omitted]

SA PIMCO RAE International Value Portfolio	[Omitted]

SA PIMCO Global Bond Opportunities Portfolio	[Omitted]

SUNAMERICA SERIES TRUST

P.O. Box 15570

Amarillo, Texas 79105-5570

SA PIMCO Global Bond Opportunities Portfolio

(formerly, SA Goldman Sachs Global Bond Portfolio)

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

CorebridgeFinancial.com/InformationStatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Portfolio is a series of SunAmerica Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new subadvisory agreement.

As discussed in the Information Statement, on December 6, 2023, the Board of Trustees (the “Board”) of the Trust, including a majority of the trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended, approved a Subadvisory Agreement (the “Subadvisory Agreement”) between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment adviser, and Pacific Investment Management Company LLC (“PIMCO”) with respect to the Portfolio. Effective April 29, 2024, PIMCO replaced Goldman Sachs Investment Management International as the subadviser to the Portfolio. Accordingly, the Board approved certain corresponding changes to the Portfolio’s investment goal, principal investment strategies and techniques and principal investment risks. The Board also approved a new Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between SunAmerica and the Trust, on behalf of the Portfolio. The new Subadvisory Agreement and Fee Waiver Agreement also became effective on April 29, 2024.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers, or to make changes to existing subadvisory agreements without first calling a shareholder meeting and obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about June 28, 2024, to all participants in a contract who were invested in the Portfolio as of the close of business on April 29, 2024. A copy of the Information Statement will remain on Corebridge Financial, Inc.’s website until at least June 28, 2025, and contract owners can request a complete copy of the Information Statement until such time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862. You can request a complete copy of the Information Statement until June 28, 2025. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.